UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 5, 2008

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     On February 5, 2008, Enterprise Financial Services Corp (“EFSC”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with First Financial Bancshares, Inc. (“First Financial”), pursuant to which First Financial will purchase all of the outstanding common stock (the “Bank Stock”) of the Great American Bank of De Soto, Kansas (the “Bank”), a wholly owned subsidiary of EFSC, from EFSC. The base purchase price of $6,500,000 will be reduced if the book value of the Bank’s assets or the Bank’s allowance for loan and lease losses fall below certain levels indicated in the Stock Purchase Agreement at the closing of the sale of the Bank Stock. EFSC and First Financial intend to close the sale of the Bank Stock as soon as practicable after the required governmental approvals are obtained, and in no event later than September 30, 2008.

     The Stock Purchase Agreement prohibits EFSC and its subsidiaries, including Enterprise Bank & Trust (“EBT”) from operating any financial institution or branch office within 3.5 miles of the Bank’s current location in De Soto, Kansas, and from soliciting any Bank employees, customers, vendors or suppliers. These restrictions will continue for five years after the closing of the sale of the Bank Stock. The Stock Purchase Agreement includes customary representations and warranties by the parties and contains customary conditions to closing, including the requirement that all necessary governmental approvals be obtained. The Stock Purchase Agreement can be terminated by mutual consent, or by either party upon the occurrence of certain events.

     In connection with the Stock Purchase Agreement, EBT will purchase the Bank’s assets related to its Claycomo, Missouri branch (the “Claycomo Assets”), and the Bank’s intangible assets and will assume the Bank’s liabilities related to the Claycomo Assets. The sale of the Claycomo Assets is also subject to regulatory approval, and will occur immediately prior to the sale of the Bank Stock.

     This proposed transaction, combined with the proposed sale of the Liberty, Missouri branch of EBT (to a different buyer) is expected to result in an after tax gain of $.06 - $.08 per share to EFSC, including nondeductible writedowns of certain intangible assets connected with these branches’ assets and liabilities.

     The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

     On February 6, 2008, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

	2.1	Stock Purchase Agreement, dated February 5, 2008, by and between EFSC and First Financial.

	99.1	Text of Press Release, dated February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES
CORP

Date: February 6, 2008	By:	/s/ Kevin C. Eichner
Kevin C. Eichner
Chief Executive Officer